Exhibit 99

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2026 (the “Separation Date”), S&P Global Inc. (the “Registrant”, the “Company” or “S&P Global”) completed the previously announced separation of its S&P Global Mobility segment (“Mobility”), into a separate, independent public company, Mobility Global Inc. (“Mobility Global”). The separation was structured as a spin-off (the “Spin-off”), which occurred by way of a pro rata distribution of 100% of the outstanding shares of Mobility Global common stock to the holders of S&P Global common stock. S&P Global shareholders received one share of Mobility Global stock for every one share of S&P Global stock held of record as of the close of business on June 15, 2026 (the “Record Date”). Mobility Global is now an independent public company under the symbol “MBGL“ on the New York Stock Exchange. After the distribution, S&P Global will no longer consolidate Mobility Global into its financial results (the entire transaction is being referred to as the “Separation”).

The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the Separation. The following unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2026 and each of the years ended December 31, 2025, 2024 and 2023 reflect the Company’s results as if the Separation had occurred as of January 1, 2023 in that they reflect the reclassification of Mobility as discontinued operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2026 and the year ended December 31, 2025 give effect to the Separation and related transactions as if they had occurred as of January 1, 2025. The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 reflects the Company’s financial position as if the Separation had occurred on June 30, 2026. After the date of the Separation, the historical financial results of Mobility through June 30, 2026 will be reflected in our consolidated financial statements as discontinued operations in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for all periods.

The unaudited pro forma condensed consolidated financial statements have been prepared based on the best available information and management estimates and are subject to the assumptions and adjustments described below and in the accompanying notes to those financial statements. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and information purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Six Months Ended June 30, 2026

(in millions, except per share amounts)	Historical	Mobility Discontinued Operations (Note a)	S&P Global Continuing Operations (Subtotal)	Transaction Accounting Adjustments		Pro Forma
Revenue	$8,318	$921	$7,397			$7,397
Expenses:
Operating-related expenses	2,394	268	2,126			2,126
Selling and general expenses	1,681	351	1,330	(13)	(c)	1,317
Depreciation	64	7	57			57
Amortization of intangibles	551	152	399			399
Total expenses	4,690	778	3,912	(13)		3,899
Gain on dispositions	(186)	—	(186)			(186)
Operating profit	3,814	143	3,671	13		3,684
Other income, net	(6)	—	(6)			(6)
Interest expense, net	182	3	179			179
Income from continuing operations before taxes on income	3,638	140	3,498	13		3,511
Provision for taxes on income	810	56	754	3	(d)	757
Net income from continuing operations	2,828	84	2,744	10		2,754
Less: net income attributable to noncontrolling interests	(215)	—	(215)			(215)
Net income from continuing operations attributable to S&P Global Inc.	$2,613	$84	$2,529	$10		$2,539

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$8.82					$8.57
Diluted	$8.81					$8.56
Weighted-average number of common shares outstanding:
Basic	296.4					296.4
Diluted	296.6					296.6

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2025

(in millions, except per share amounts)	Historical	Mobility Discontinued Operations (Note a)	S&P Global Continuing Operations (Subtotal)	Transaction Accounting Adjustments		Pro Forma
Revenue	$15,336	$1,747	$13,589			$13,589
Expenses:
Operating-related expenses	4,563	513	4,050			4,050
Selling and general expenses	3,417	544	2,873	(35)	(c)	2,838
Depreciation	110	14	96			96
Amortization of intangibles	1,069	303	766			766
Total expenses	9,159	1,374	7,785	(35)		7,750
Gain on dispositions	(273)	—	(273)			(273)
Equity in income on unconsolidated subsidiaries	(28)	—	(28)			(28)
Operating profit	6,478	373	6,105	35		6,140
Other income, net	(36)	—	(36)			(36)
Interest expense, net	287	(1)	288			288
Income from continuing operations before taxes on income	6,227	374	5,853	35		5,888
Provision for taxes on income	1,407	69	1,338	9	(d)	1,347
Net income from continuing operations	4,820	305	4,515	26		4,541
Less: net income attributable to noncontrolling interests	(349)	—	(349)			(349)
Net income from continuing operations attributable to S&P Global Inc.	$4,471	$305	$4,166	$26		$4,192

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$14.67					$13.75
Diluted	$14.66					$13.74
Weighted-average number of common shares outstanding:
Basic	304.8					304.8
Diluted	305.1					305.1

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2024

(in millions, except per share amounts)	Historical	Mobility Discontinued Operations (Note a)	Pro Forma
Revenue	$14,208	$1,609	$12,599
Expenses:
Operating-related expenses	4,361	487	3,874
Selling and general expenses	3,196	433	2,763
Depreciation	96	13	83
Amortization of intangibles	1,077	302	775
Total expenses	8,730	1,235	7,495
Gain on dispositions	(59)	—	(59)
Equity in income on unconsolidated subsidiaries	(43)	—	(43)
Operating profit	5,580	374	5,206
Other income, net	(25)	—	(25)
Interest expense, net	297	(1)	298
Income from continuing operations before taxes on income	5,308	375	4,933
Provision for taxes on income	1,141	92	1,049
Net income from continuing operations	4,167	283	3,884
Less: net income attributable to noncontrolling interests	(315)	—	(315)
Net income from continuing operations attributable to S&P Global Inc.	$3,852	$283	$3,569

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$12.36		$11.46
Diluted	$12.35		$11.44
Weighted-average number of common shares outstanding:
Basic	311.6		311.6
Diluted	311.9		311.9

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2023

(in millions, except per share amounts)	Historical	Mobility Discontinued Operations (Note a)	Pro Forma
Revenue	$12,497	$1,484	$11,013
Expenses:
Operating-related expenses	4,141	408	3,733
Selling and general expenses	3,159	448	2,711
Depreciation	101	9	92
Amortization of intangibles	1,042	302	740
Total expenses	8,443	1,167	7,276
Loss on dispositions	70	—	70
Equity in income on unconsolidated subsidiaries	(36)	—	(36)
Operating profit	4,020	317	3,703
Other expense, net	15	—	15
Interest expense, net	334	(1)	335
Income from continuing operations before taxes on income	3,671	318	3,353
Provision for taxes on income	778	63	715
Net income from continuing operations	2,893	255	2,638
Less: net income attributable to noncontrolling interests	(267)	—	(267)
Net income from continuing operations attributable to S&P Global Inc.	$2,626	$255	$2,371

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$8.25		$7.45
Diluted	$8.23		$7.43
Weighted-average number of common shares outstanding:
Basic	318.4		318.4
Diluted	318.9		318.9

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2026

(in millions)	Historical	Mobility Discontinued Operations (Note a)	S&P Global Continuing Operations (Subtotal)	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$4,134	$185	$3,949	$—		$3,949
Restricted cash	7	7	—			—
Accounts receivable, net	3,438	232	3,206			3,206
Prepaid and other current assets	1,010	37	973			973
Assets held for sale	120	—	120			120
Total current assets	8,709	461	8,248	—		8,248
Property and equipment, net	254	18	236			236
Right of use assets	392	33	359			359
Goodwill	36,348	8,859	27,489			27,489
Other intangible assets, net	15,695	3,598	12,097			12,097
Equity investments in unconsolidated subsidiaries	613	—	613			613
Other non-current assets	895	56	839			839
Total assets	$62,906	$13,025	$49,881	$—		$49,881
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$611	$63	$548	$—		$548
Accrued compensation and contributions to retirement plans	581	41	540			540
Short-term debt	2,572	—	2,572			2,572
Income taxes currently payable	238	8	230			230
Unearned revenue	3,929	102	3,827			3,827
Other current liabilities	1,166	37	1,129	53	(b)	1,182
Liabilities held for sale	28	—	28			28
Total current liabilities	9,125	251	8,874	53		8,927
Long-term debt	12,598	1,980	10,618			10,618
Lease liabilities — non-current	452	27	425			425
Pension and other postretirement benefits	177	1	176			176
Deferred tax liability — non-current	3,150	938	2,212			2,212
Other non-current liabilities	764	1	763			763
Total liabilities	26,266	3,198	23,068	53		23,121
Equity:
Redeemable noncontrolling interests	5,024	—	5,024			5,024
Commitments and contingencies
Common stock	415	—	415			415
Additional paid-in capital	44,547	45	44,502			44,502
Retained income	25,618	9,747	15,871	(53)	(b)	15,818
Accumulated other comprehensive loss	(772)	35	(807)			(807)
Less: common stock in treasury	(38,307)	—	(38,307)			(38,307)
Total equity — controlling interests	31,501	9,827	21,674	(53)		21,621
Total equity — noncontrolling interests	115	—	115			115
Total equity	31,616	9,827	21,789	(53)		21,736
Total liabilities and equity	$62,906	$13,025	$49,881	$—		$49,881

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Mobility Discontinued Operations

(a)    Reflects the operations of Mobility that will qualify as discontinued operations in accordance with the guidance set forth in ASC 205, Presentation of Financial Statements. This includes the assets, liabilities, equity and results of operations and the non-recurring costs, primarily consisting of professional fees, that are directly related to the Separation. Certain liabilities and general corporate overhead expenses that were not specifically related to Mobility were excluded, as they did not meet the discontinued operations criteria including:

i.General corporate overhead costs which were historically allocated to Mobility that included labor and non-labor expenses related to the Company’s corporate support functions (e.g. finance, accounting, treasury, information technology, legal, among others) that historically provided support to Mobility.

ii.The impact of intercompany purchases and sales between the Company and Mobility that were eliminated in consolidation.

Transaction Accounting Adjustments

(b)    Reflects $53 million of additional non-recurring costs to complete the Separation. These costs primarily relate to investment banker fees, legal fees, third-party consulting fees and other costs directly related to the
Separation. There is no pro forma adjustment to reflect these expenses in the pro forma condensed consolidated statements of income because they will be classified within discontinued operations.

(c)     Reflects the impact of a Transition Services Agreement whereby S&P Global will provide certain post separation services to Mobility Global on a transitional basis. A pro forma adjustment reducing selling and general expenses by $13 million and $35 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, is reflected for this contractual arrangement.

(d)    Represents $3 million and $9 million for the six months ended June 30, 2026 and for the year ended December 31, 2025, respectively, of the income tax pro forma adjustments. This adjustment was determined by applying the relevant statutory tax rates to the jurisdictional mix of income including the pre-tax pro forma adjustment described in note (c) above.